Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SOLARWINDS, INC.
SOLARWINDS WORLDWIDE, LLC
(Exact name of Registrants as specified in its charter)

Delaware Delaware	73-1559348 26-3798676
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3711 S. MoPac Expressway
Building Two
Austin, Texas 78746
(512) 682-9300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kevin B. Thompson
President and Chief Executive Officer
SolarWinds, Inc.
3711 S. MoPac Expressway
Building Two
Austin, Texas 78746
(512) 682-9300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert Plesnarski
O'Melveny & Meyers LLP
1625 Eye Street, NW
Washington D.C. 20006-4001
(202) 383-5149

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value	—	—	—	—
Preferred Stock, $0.001 par value	—	—	—	—
Depositary Shares	—	—	—	—
Debt Securities	—	—	—	—
Guarantees of Debt Securities (4)	—	—	—	—
Warrants	—	—	—	—
Purchase Contracts	—	—	—	—
Purchase units	—	—	—	—
Total (5)	—	—	—	—

(1)
An indeterminate number of or aggregate principal amount of the securities of each identified class is being registered as may at various times be offered at indeterminate prices. In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder or that are issued in units or represented by depositary shares. No separate consideration will be received for any securities so issued upon exercise, settlement, exchange or conversion of other securities offered hereunder.

(2)	Not specified pursuant to General Instruction II.E. of Form S-3 under the Securities Act of 1933.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(4)
No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereunder. Debt securities issued by SolarWinds, Inc. may be guaranteed by SolarWinds Worldwide, LLC.

(5)	The securities registered hereunder may be sold separately, or in a combination with other securities registered hereby.

PROSPECTUS

SOLARWINDS, INC. ________________	SOLARWINDS WORLDWIDE, LLC ________________
Common Stock Preferred Stock Depositary Shares Debt Securities Warrants Purchase Contracts Purchase Units	Guarantees of Debt Securities
________________

By this prospectus, SolarWinds, Inc. may offer and sell from time to time, in one or more offerings, common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, purchase units or any combination thereof as described in this prospectus. Debt securities sold by SolarWinds, Inc. may be fully and unconditionally guaranteed on an unsecured basis by SolarWinds Worldwide, LLC. The debt securities may be convertible into our common stock. This prospectus describes some of the general terms that may apply to the offered securities. We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “SWI.”

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we use any agents, underwriters or dealers to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.
________________

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as in the applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

________________

The date of this prospectus is November 7, 2013

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless we have indicated otherwise, references in this prospectus to “SolarWinds,” the “Company,” “we,” “us,” “our” and similar terms refer to SolarWinds, Inc. and its consolidated subsidiaries.

i

SUMMARY

About This Prospectus
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. We may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities to be offered. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before making an investment in our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

Overview
We design, develop, market, sell and support powerful yet easy-to-use enterprise-class IT infrastructure management software to IT professionals in organizations of all sizes. Our product offerings range from individual software tools to more comprehensive software products that solve problems encountered every day by IT professionals and help to enable efficient and effective management of their network, systems and application infrastructure. Our products are ready-to-use, featuring intuitive and easily customized user interfaces and built-in workflows. Our products can be downloaded directly from our websites and installed and configured by our end-users in a matter of hours. Our customers include small- and mid-size businesses, large enterprises, managed service providers, and local, state and federal government entities that have purchased our products.
SolarWinds, Inc., or SolarWinds, is a holding company whose principal operating subsidiary is SolarWinds Worldwide, LLC, or SolarWinds Worldwide. SolarWinds was incorporated in the State of Oklahoma in 1999 and reincorporated in the State of Delaware in 2008 under the name SolarWinds, Inc. SolarWinds Worldwide was formed in the State of Delaware in 2005. SolarWinds completed its initial public offering in May 2009.
Our principal executive offices are located at 3711 South MoPac Expressway, Building Two, Austin, Texas 78746, and our telephone number is (512) 682-9300. Our website address is www.solarwinds.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.
SolarWinds and SolarWinds & Design are registered trademarks of SolarWinds. All other SolarWinds marks are the exclusive property of SolarWinds, may be pending registration with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries.

RISK FACTORS
Investing in any of our securities involves risk. You should carefully consider the risks described in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Part II, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, as the same may be supplemented or superseded from time to time by other reports we file, together with the other information set forth in this prospectus and in the other documents that we include or incorporate by reference into this prospectus and any prospectus supplement we will provide in connection with our offering of securities described in this prospectus, which could materially affect our business, financial condition and future results. The risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results. If any of these risks actually occurs, our business, results of operations and financial condition could suffer and the trading price or value of our securities could decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement or free writing prospectus, including the information incorporated or deemed to be incorporated by reference into such prospectus, may contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “targets,” “may,” “plans,” “potential,” “predicts, “projects,” “should,” “will,” “would” or similar expressions or negatives of those terms. Such forward-looking statements may appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

Forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including those identified under the section captioned “Risk Factors” in our periodic reports on Form 10-K and Form 10-Q that we file with the SEC. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Although we undertake no obligation to revise or update any forward-looking statements, except as required by law, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,					Nine Months Ended September 30,
	2008	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges	4.6	8.4	24.8	65.9	84.9	73.3

For purposes of calculating these ratios, “earnings” consists of income from continuing operations before income taxes plus fixed charges. “Fixed charges” consists of interest expense, amortization and write-off of debt issuance costs related to indebtedness as well as an estimate of interest expense as a component of rental expense.

As of the date of this prospectus, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are not different than the ratios of earnings to fixed charges.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds. We may invest the net proceeds temporarily in short-term investments, including marketable securities, until we use them for their stated purpose. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus.

DESCRIPTION OF THE SECURITIES
SolarWinds, Inc. may issue from time to time, in one or more offerings, the following securities:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants;

•	purchase contracts; and

•	purchase units.

Debt securities sold by SolarWinds, Inc. may be fully and unconditionally guaranteed on an unsecured basis by SolarWinds Worldwide, LLC.
We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

PLAN OF DISTRIBUTION
We may sell our securities from time to time in one or more transactions. We may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we designate may solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•
We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.
We may use a dealer to sell our securities.

•	If we use a dealer, we will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.
The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered.
We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
Any underwriter, agent or dealer that is a FINRA member and has a conflict of interest is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by O'Melveny & Myers LLP, our legal counsel.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements incorporated in this prospectus by reference to the Current Report on Form 8-K dated May 28, 2013 (as amended by the Current Reports on Form 8-K/A dated August 12, 2013 and September 17, 2013), relating to the financial statements of N-able Technologies International, Inc. as at December 31, 2012 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 19, 2013;

•	The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on March 28, 2013;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 1, 2013;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the SEC on August 2, 2013;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the SEC on October 30, 2013;

•
Our Current Reports on Form 8-K, filed with the SEC on January 15, 2013, May 13, 2013, May 21, 2013, May 28, 2013 (as amended by our Current Reports on Form 8-K/A dated August 12, 2013 and September 17, 2013), July 29, 2013, August 2, 2013, August 21, 2013, September 17, 2013, September 25, 2013 and October 7, 2013 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•
The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-34358), filed with the SEC on May 14, 2009, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.
Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement or free writing prospectus.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:
SolarWinds, Inc.
3711 South MoPac Expressway
Building Two
Austin, Texas 78746
Attention: Investor Relations
Telephone: (512) 682-9300

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.
We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.
These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.solarwinds.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

SOLARWINDS, INC. ________________	SOLARWINDS WORLDWIDE, LLC ________________
Common Stock Preferred Stock Depositary Shares Debt Securities Warrants Purchase Contracts Purchase Units	Guarantees of Debt Securities

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PROSPECTUS
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November 7, 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth fees and expenses payable by the registrants, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. Except as to the amount set forth below, the registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933. All amounts set forth below are estimates. All of such expenses are being borne by the registrants.

Amount to be Paid
SEC registration fee	$(1)
Printing fees	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Accounting fees and expenses	(2)
Trustee’s and transfer agent’s fees and expenses	(2)
NYSE listing fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.

(2)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.
Item 15. Indemnification of Officers and Directors.
SolarWinds, Inc.
The registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The registrant’s amended and restated certificate of incorporation and bylaws provide that the registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.
Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.
The registrant has entered into indemnification agreements with certain of its current directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws.
The registrant has purchased and intends to maintain insurance on behalf of each any person who is or was a director or officer of the registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

SolarWinds Worldwide, LLC
Section 18-108 of the Delaware Limited Liability Company Act grants a limited liability company, subject to the standards and restrictions, if any, set forth in its limited liability company agreement, the power to indemnify and hold harmless any members or managers or other persons from and against any and all claims and demands whatsoever.
The registrant’s amended and restated limited liability company agreement, or company agreement, provides that, neither its member nor any managing member shall be liable, responsible, or accountable in damages or otherwise to the registrant or to the member or assignee of the member for any loss, damage, cost liability, or expense incurred by reason of or caused by any act or omission performed or omitted by the member or such managing member, whether alleged to be based upon or arising from errors in judgment, negligence, or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except for (i) acts or omissions the member or managing member knew at the time of the acts or omissions were clearly in conflict with the interest of the registrant, or (ii) any transaction from which the member or managing member derived an improper personal benefit, (iii) a willful breach of the company agreement, or (iv) gross negligence, recklessness, willful misconduct, or knowing violation of law. Additionally, the company agreement provides that neither the member nor any managing member shall in any event be liable for (A) the failure to take any action not specifically required to be taken by the member or managing member under the terms of the company agreement or (B) any mistake, misconduct, negligence, dishonesty or bad faith on the part of any employee or other agent of the registrant appointed in good faith by its managing member.
Any underwriting agreement that may be entered into between the registrants and an underwriter may contain certain provisions regarding indemnification of our officers and directors by the underwriter.
Item 16. Exhibits.
The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in this Item 16.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934 and will be governed by the final adjudication of such issue.
(i) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933:
(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 7, 2013.

SOLARWINDS, INC.

By:	/s/ KEVIN B. THOMPSON

Kevin B. Thompson
President, Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin B. Thompson and Jason Ream and each of them, jointly and severally, as his or her true and lawful attorneys-in-fact, each with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ KEVIN B. THOMPSON Kevin B. Thompson	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2013

/s/ JASON REAM Jason Ream	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2013

/s/ J. BARTON KALSU J. Barton Kalsu	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2013

/s/ STEVEN M. CAKEBREAD Steven M. Cakebread	Director	November 7, 2013

/s/ J. BENJAMIN NYE J. Benjamin Nye	Director	November 7, 2013

/s/ ELLEN F. SIMINOFF Ellen F. Siminoff	Director	November 7, 2013

/s/ ROGER J. SIPPL Roger J. Sippl	Director	November 7, 2013

/s/ LLOYD G. WATERHOUSE Lloyd G. Waterhouse	Director	November 7, 2013

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 7, 2013.

SOLARWINDS WORLDWIDE, LLC

By:	/s/ KEVIN B. THOMPSON

Kevin B. Thompson
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin B. Thompson and Jason Ream and each of them, jointly and severally, as his or her true and lawful attorneys-in-fact, each with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ KEVIN B. THOMPSON Kevin B. Thompson	President and Chief Executive Officer (Principal Executive Officer)	November 7, 2013

/s/ JASON REAM Jason Ream	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2013

/s/ J. BARTON KALSU J. Barton Kalsu	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2013

SolarWinds, Inc. By: /s/ KEVIN B. THOMPSON Kevin B. Thompson President and Chief Executive Officer	Sole Member	November 7, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Title

1.1*	Form of Underwriting Agreement

4.1(1)	Specimen certificate for shares of common stock

4.2*	Form of Certificate of Designation of preferred stock

4.3*	Form of Depositary Agreement

4.4*	Form of Depositary Receipt

4.5	Form of Indenture

4.6*	Form of Debt Security

4.7*	Form of Guaranty of Debt Security

4.8*	Form of Warrant

4.9*	Form of Purchase Contract

4.10*	Form of Purchase Unit

5.1	Opinion of O'Melveny & Myers LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)

24.1(2)	Power of Attorney

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

(1)	Incorporated by reference to the same numbered exhibit to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-149851) filed on July 18, 2008.

(2)	Incorporated by reference to the signature page of this Registration Statement.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.